Exhibit 5.1



                                GSKWM Letterhead



                                                                     May 3, 2005


Perfisans Holdings, Inc.
4118 14th Avenue, Unit #4
Markham, Ontario L3R 0J6

Gentlemen:

We have  acted as  counsel  to  Perfisans  Holdings,  Inc.  (the  "Company")  in
connection with its filing of a registration statement on Form SB-2 (Registration No. 333- _______, the "Registration Statement") covering 18,705,902 shares of common stock $.001 par value (the "Common Stock") to be sold by selling security holders ("Selling Security Holders").

In our capacity as counsel to the Company, a Maryland corporation, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

On the basis of the foregoing, we are of the opinion that:

The shares of Common Stock covered by this Registration Statement have been validly authorized and will when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

This opinion opines upon Maryland law including the Maryland constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting the Registration Statement.


                     Very truly yours,

                     /s/ GSKWM
                     Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP